Exhibit 10.47

THIRD AMENDED AND RESTATED REVOLVING NOTE

THIS NOTE IS NOT A NOVATION

$9,500,000.00	St. Louis, Missouri
September __, 2013

FOR VALUE RECEIVED, the undersigned, SYNERGETICS, INC., a Missouri corporation, and SYNERGETICS USA, INC., a Delaware corporation (individually, a “Borrower” and together, the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date to the order of Regions Bank (the “Lender”), at its main office in St. Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Five Hundred Thousand and 00/100 ($9,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances and Swing Line Loans made by the Lender to the Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of March 13, 2006 (as so amended, modified, restated or replaced from time to time, the “Credit Agreement”) by and among the Lender and the Borrowers.  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.  This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof.

This Note, among other things, is secured pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note shall be governed by the internal substantive laws of the State of Missouri, without regard for its conflicts-of-law principles.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

This Note is a replacement for, but not a novation or refinancing of, the Second 2008 Amended and Restated Revolving Note dated December 1, 2008.  This Note does not evidence or effect a release, or relinquishment of the priority of, security interests in any Collateral (as defined in the Credit Agreement).

BORROWERS:

SYNERGETICS, INC.

By:
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

and

SYNERGETICS USA INC.

By:
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

Signature Page to Second 2008 Amended and Restated Revolving Note